SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA BAK BATTERY, INC.
(Name of Registrant as Specified In Its Charter)
_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 3, 2008
Dear Stockholder:

On behalf of the Board of Directors of China BAK Battery, Inc. (the “Company”), I invite you to attend our 2008 Annual Meeting of Stockholders. We hope you can join us. The annual meeting will be held:

At:	BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China

On:	July 28, 2008

Time:	9:00 a.m., local time

The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2007 Annual Report accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities, and to meet certain directors and key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of directors, the ratification of the appointment of the Company’s accountants, the increasing of the number of authorized shares of the Company’s Common Stock, par value $.001 per share (“Common Stock”) and consideration of any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote and submit your proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in China BAK Battery, Inc. We look forward to seeing you at our Annual Meeting.

If you have any questions about the Proxy Statement, please contact Tracy Li, Investor Relations Manager, China BAK Battery, Inc., BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, 518119, People’s Republic of China; Telephone: 011 (86-755) 8977-0093.

Sincerely,

/s/ Xiangqian Li
Xiangqian Li

Chief Executive Officer

CHINA BAK BATTERY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 28, 2008

To the Stockholders of CHINA BAK BATTERY, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of China BAK Battery, Inc., a Nevada corporation (the “Company”), will be held on Monday, July 28, 2008, at 9:00 a.m., local time, at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, 518119, People’s Republic of China for the following purposes:

1.
To elect 5 persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the selection by the Audit Committee of PKF as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008;

3.
To act upon a proposal to amend the Company’s Stock Option Plan to (i) increase the number of shares of the Company’s Common Stock available for grants of options and other stock-based awards under such plan and make a related amendment to Section 1.7 of such plan and (ii) amend the definition of “Fair Market Value”; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only stockholders of record at the close of business on June 11, 2008 are entitled to notice and to vote at the Meeting and any adjournment.

You are cordially invited to attend the Meeting.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2007 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

It is important that your shares are represented at the Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the meeting in person, please vote your shares promptly by either completing, signing and returning the accompanying proxy card or casting your vote via the internet as directed either in instructions of our transfer agent, Securities Transfer Corporation (the “Transfer Agent”) or on the proxy card included with this Proxy Statement. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

If you plan to attend the meeting, please mark the accompanying proxy card in the space provided and return it to us, or notify us of your intentions via the internet as directed on the proxy card. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Meeting, please ask the broker, trust, bank, or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the Meeting.

By Order of the Board of Directors,

/s/ Tony Shen
Secretary

July 3, 2008

CHINA BAK BATTERY, INC.
BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China

__________

PROXY STATEMENT

__________

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China BAK Battery, Inc., a Nevada corporation (the “Company,” “China BAK” or “we”), for the 2008 Annual Meeting of Stockholders (the “Meeting”). The Meeting is to be held at 9:00 a.m., local time, on Monday, July 28, 2008, and at any adjournment or adjournments thereof, at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, 518119, People’s Republic of China.

The approximate date on which the Proxy Statement and form of proxy are intended to be sent or given to stockholders is July 1, 2008.

The purposes of the Meeting are to seek stockholder approval of three proposals: (i) electing five (5) directors to the Board of Directors of the Company (the “Board”); (ii) ratifying the appointment of the Company’s accountants for fiscal year 2008; and (iii) amending the Company’s Stock Option Plan (the “Plan”).

Who May Vote

Only stockholders of record of our Common Stock, as of the close of business on June 11, 2008 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, during office hours, at the executive offices of the Company at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen 518119, People’s Republic of China, by contacting the Secretary of the Company.

The presence at the Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued and outstanding 53,227,387 shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting. No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by one of the following methods:

•	Completing and signing the proxy card and mailing it in the enclosed postage-paid envelope; or

•
Voting on the internet. Please follow the instructions that are either included with the proxy materials provided by the Transfer Agent (you may obtain copies of such information by contacting the Transfer Agent at Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034; Telephone No. (469) 633-0101; http://www.stctransfer.com/votelogin.htm) or on the proxy card.

If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, FOR ratification of PKF as the Company’s independent registered public accounting firm and FOR amending the Plan. In addition, if other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. Under Proposal 1 (Election of Directors), the five candidates for election as directors at the Meeting are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the Meeting. Proposal 2 (Ratification of the selection of Independent Auditors) seeks the vote of a majority of the votes cast at the Meeting. Proposal 3 (amending the Plan) requires the vote of a majority of the shares present in person or by proxy at the Meeting.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the election of directors, the ratification of the selection of the independent registered public accounting firm and increasing the number of authorized shares of the Company’s Common Stock) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the meeting will not revoke a proxy. Such revocation may be effected in writing by execution of a subsequently dated proxy or by a written notice of revocation, in each case sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement, or by your attendance and voting in person at the Meeting. In addition, you may revoke your proxy via the Transfer Agent’s website at http://www.stctransfer.com/votelogin.htm (please contact the Transfer Agent at Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034; Telephone No. (469) 633-0101; http://www.stctransfer.com/votelogin.htm for instructions). Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the proxy and return it promptly in the enclosed envelope.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2007 Annual Report and Proxy Statement for the 2008 Annual Meeting of Stockholders will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at the address. A separate proxy card will be delivered to each stockholder at the shared address.

If you are a stockholder who lives at a shared address and you would like additional copies of the 2007 Annual Report, this Proxy Statement, or any future annual reports or proxy statements, contact Manager, Investor Relations at China BAK Battery, Inc., BAK Industrial Park, No. 1 BAK Street Kuichong Town, Longgang District, Shenzhen 518119, People’s Republic of China; Telephone number 011 (86-755) 8977-0093, and we will promptly mail you copies.

Interest of Officers and Directors in Matters to Be Acted Upon

On May 29, 2008, the Compensation Committee of the Board approved the grant of an option to purchase 1,080,000 shares of Common Stock to Mr. Xiangqian Li, subject to stockholder approval of Proposal 3 (amending the Plan to, among other things, increase the number of shares of Common Stock available for grants of options and other stock-based awards under the Plan) as there is not a sufficient number of shares currently available under the Plan for issuance upon exercise of such option and additional options granted on the same day to other employees (which options also are subject to stockholder approval of Proposal 3). None of the Company’s officers or directors have any other interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the Board or to the extent that such officer or director will be eligible to receive future grants of restricted stock or stock options under the Plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of the close of business on May 30, 2008 for: (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each executive officer, (iii) each of our directors and nominees, and (iv) all of our executive officers and directors as a group:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)
	Number(2)	Percent(3)
PowerShares Capital Management LLC(4) 1360 Peachtree Street NE Atlanta, GA 30309	3,941,524	7.4%
Xiangqian Li(5)	19,053,887	35.8%
Huanyu Mao(6)	483,139	*
Richard B. Goodner 6608 Emerald Drive Colleyville, Texas 76034 United States	10,000	*
Charlene Spoede Budd(7) 199 Air Strip Road Jackson Georgia 30233 United States	5,000	*
Chunzhi Zhang(7) Room 1505, Block B Tairan 9th Road Chengongmiao, Futian District Shenzhen F4 518000	5,000	*
Tony Shen(8)	70,000	*
Xinggang Cao(9)	20,485	*
Kenneth G. Broom(10) 31061 Gunn Ave. Mission B.C. AI V45157	31,668	*
Yongbin Han	136,566	*
All officers and directors as a group (9 persons)	19,815,745	37.2%
____________________

*	Denotes less than 1% of the outstanding shares of Common Stock.

(1)
The number of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the Record Date, through the exercise or conversion of any stock option, convertible security, warrant or other right (a “Presently Exercisable” security). Including those shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, the address of each person or entity named in the table is c/o China BAK Battery, Inc., BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen 518119,People’s Republic of China.

(2)
Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of Common Stock listed as owned by that person or entity.

(3)
A total of 53,227,387 shares of Common Stock are considered to be outstanding on May 30, 2008, pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. For each beneficial owner above, any Presently Exercisable securities of such beneficial owner have been included in the denominator.

(4)	According to the Schedule 13G filed with the SEC on February 11, 2008, by Invesco Ltd. on behalf of PowerShares Capital Management LLC.

(5)
Mr. Li is a party to a guarantee agreement under which he has pledged certain of his shares of Common Stock to China Development Bank as collateral for a long-term loan agreement entered into by Shenzhen BAK. Such shares had previously been subject to a pledge in favor of Shenzhen Development Bank which was released by Shenzhen Development Bank on August 25, 2006. On May 29, 2008, the Compensation Committee approved the grant to Mr. Li of an option to purchase 1,080,000 shares of Common Stock at a price of $4.18 per share. The option is subject to a three-year vesting schedule, with the first 1/12 vesting on the last day of the full fiscal quarter following the date of grant, and the remaining 11/12 vesting in eleven equal installments on the last day of each following fiscal quarter. Issuance of the option to Mr. Li is subject to stockholder approval of the amendment of the Plan to increase the number of shares available for issuance thereunder.

(6)
Dr. Mao was granted an option to purchase 200,000 shares of Common Stock on May 16, 2006, at a price of $6.25 per share, 40% of which vested on July 1, 2007, an additional 30% of which vested on January 1, 2008, and the final 30% of which will vest on July 1, 2008. Any unvested portion of the option is subject to forfeiture if Dr. Mao is no longer employed by the Company. On January 28, 2008, Mr. Mao was granted an option to purchase an additional 200,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable in 12 installments over a three-year period as follows: the first 16,667 shares on April 28, 2008, an additional 16,667 shares each three months thereafter beginning on July 28, 2008, through October 28, 2010, and the final 16,663 shares on January 28, 2011.

(7)
On June 25, 2007, each of Ms. Budd and Mr. Zhang were granted 5,000 shares of restricted Common Stock and on July 17, 2007, Mr. Goodner was granted 5,000 shares of restricted Common Stock. The restricted Common Stock granted to each director is subject to a one-year vesting schedule, with unvested shares being subject to limitations on transfer and forfeiture provisions. The first 25% of the restricted shares vested on the applicable grant date, and the remaining 75% vest in three equal installments on the last day of each following full fiscal quarter of the Company.

(8)
On June 25, 2007, Mr. Shen was granted an option to purchase 80,000 shares of Common Stock at a price of $3.35 per share. The option vests over two years, with 10,000 shares vesting on the last day of each fiscal quarter following the grant date, with the first vesting date occurring on June 30, 2007. On January 28, 2008, Mr. Shen was granted an option to purchase 120,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable over a three-year period with the option vesting and becoming exercisable as to 1/12 of the total shares every three months beginning on April 28, 2008.

(9)
Mr. Cao was granted 20,485 restricted shares of Common Stock on December 26, 2006, with 40% of such shares vesting on July 1, 2007, an additional 30% vesting on January 1, 2008, and the remaining 30% vesting on July 1, 2008.

(10)
On June 25, 2007, Mr. Broom was granted an option to purchase 100,000 shares of Common Stock at a price of $3.268 per share. The option vests over four years, with 25,000 shares vesting on July 1 of each year and with the first vesting date occurring on July 1, 2008. On January 28, 2008, Mr. Broom was granted an option to purchase 40,000 shares of Common Stock at a price of $4.30 per share. The option vests and becomes exercisable in 12 installments over a three-year period as follows: the first 3,334 shares on April 28, 2008, an additional 3,334 shares each three months thereafter beginning on July 28, 2008, through October 28, 2010, and the final 3,326 shares on January 28, 2011.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

Effective December 8, 2006, Article V of our articles of incorporation was amended so that the number of our directors shall be determined in accordance with our bylaws instead of in accordance with provisions contained in our articles of incorporation. There are currently five (5) directors serving on the Board. At the Meeting, five (5) directors will be elected, each to hold office until the next Annual Meeting of Stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board at the Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The five nominees for election as directors are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

Director Selection

As provided in its charter, the Nominating and Corporate Governance Committee of the Company’s Board is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election as directors. The Nominating and Corporate Governance Committee considers recommendations for director nominees, including those submitted by the Company’s stockholders, on the bases described below. Stockholders may recommend nominees by writing to the Nominating and Corporate Governance Committee c/o the Secretary at BAK Industrial Park, No. 1 BAK Street Kuichong Town, Longgang District, Shenzhen, 518119. Stockholder recommendations will be promptly provided to the chairman of the Nominating and Corporate Governance Committee. To be considered by the Nominating and Corporate Governance Committee for inclusion in the proxy for the 2009 annual meeting, recommendations must be received by the Secretary of the Company not later than the close of business on January 29, 2009.

In identifying and evaluating nominees, the Nominating and Corporate Governance Committee may consult with the other Board members, management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating and Corporate Governance Committee assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board's criteria and needs. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee may take into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business and technology; the international nature of the Company’s operations; educational and professional background; and personal accomplishment. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. The Nominating and Corporate Governance Committee also ensures that each member satisfies the NASDAQ Stock Market, Inc. (“Nasdaq”) independence requirements.

The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position/s	Director Since
Xiangqian Li	40	Chairman, President and Chief Executive Officer	January 2005
Huanyu Mao	57	Director, Chief Operating Officer and Chief Technology Officer	May 2006
Richard B. Goodner	62	Director	May 2006
Charlene Spoede Budd	69	Director	June 2007
Chunzhi Zhang	46	Director	June 2007

For information as to the shares of the Common Stock held by each nominee, see “Securities Ownership of Certain Beneficial Owners and Management,” which starts on page 4 of this Proxy Statement.

The following are biographical summaries for our nominees for election as directors:

Xiangqian Li has served as the chairman of our Board, our president and chief executive officer since January 20, 2005. He has been a director of BAK International Limited, our Hong Kong incorporated subsidiary, since November 2004. Mr. Li is the founder and has served as the chairman of the board of Shenzhen BAK Battery Co., Ltd., our wholly owned subsidiary (“Shenzhen BAK”), since its inception in August 2001, and served as Shenzhen BAK’s general manager since December 2003. From June 2001 to June 2003, Mr. Li was the chairman of Huaran Technology Co., Ltd., a company incorporated in the People’s Republic of China (“PRC”) that is engaged in the car audio business. Mr. Li received a bachelor’s degree in thermal energy and power engineering from the Lanzhou Railway Institute, China and a doctorate degree in quantitative economics from Jilin University in China.

Huanyu Mao has served as a director of our company since May 12, 2006. He has also served as our chief technology officer since January 20, 2005 and as our chief operating officer since June 30, 2005. Dr. Mao has been the chief scientist of Shenzhen BAK since September 2004. Prior to joining us, between 1997 and September 2004, Dr. Mao was the chief technology officer of Tianjin Lishen, a leading battery manufacturer in China. Dr. Mao pioneered core technologies on lithium-ion battery before its commercialization in 1992 and was the inventor under seven U.S. patents relating to lithium-ion technology. Dr. Mao received a doctorate degree in electrochemistry from Memorial University of Newfoundland, Canada where he focused on conductive polymers.

Richard B. Goodner has served as our director since May 12, 2006. Since June 2003, Mr. Goodner has served as the vice president for legal affairs and general counsel for U.S. Home Systems, Inc., a public company listed on the Nasdaq National Market. Since May 2006, Mr. Goodner also has been a director of Winner Medical Group Inc., a leading Chinese exporter of medical disposal products, which shares are traded on the Over-the-Counter Bulletin Board in the United States. From 1997 to 2003, Mr. Goodner was a partner in the law firm of Jackson Walker L.L.P. Mr. Goodner holds a bachelor of arts degree in economics from Eastern New Mexico University and a law degree from Southern Methodist University, the United States.

Charlene Spoede Budd, PhD, CPA, CMA, CFM, PMP, has served as our director since June 25, 2007. Ms. Budd is Professor Emeritus of Accounting at Baylor University, where she was a professor and Emerson O. Henke Chair of Accounting from 1993 through 2005, and where she has taught graduate management accounting, graduate project management, and other classes since 1973. She received her PhD in business administration from The University of Texas-Austin and her MBA and undergraduate degrees from Baylor University. She holds certifications as a CPA, CMA, CFM, PMP, and in all six professional categories of the theory of constraints. Currently, Ms. Budd also serves as Chair, Business Environment & Content Subcommittee, of the American Institute of Certified Public Accountants (AICPA) and the Chair, Finance & Metrics (F&M) Committee of the Theory of Constraints International Certification Organization (TOC-ICO).

Chunzhi Zhang has served as our director since June 25, 2007. Since mid-2005, Mr. Zhang has served as General Manager of AASTOCKS.com, Ltd., Shenzhen Branch, an online stock investment service operating in China. From 2003 through mid-2005, Mr. Zhang served as General Manager of Shenzhen Sharemax Management Co., Ltd, where he was involved in brokerage of Hong Kong-listed stocks, asset management and managing venture capital projects. From 1998 through 2003, Mr. Zhang served as General Manager of Haixing Security Brokage Co., Ltd, Shenzhen Branch, involved in securities trading and asset management. Prior to joining Haixing Security Brokerage, from 1985 through 1996, Mr. Zhang served as Manager for China Resources Holding Co., Ltd., an import/export company. Mr. Zhang received his bachelor degree in Economy from Jilin University in 1985.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.

No director, officer or affiliate of the Company, nor to the Company’s knowledge, any owner of record or beneficially of more than five percent of any class of voting securities of the Company or any associate of any of the foregoing, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

COMMITTEES OF THE BOARD OF DIRECTORS

Committees and Meetings

Our Board currently has three standing Committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. Each of the three standing Committees is comprised entirely of independent directors as that term is defined under the Nasdaq listing standards. From time to time, the Board may establish other committees.

During the fiscal year ended September 30, 2007, the Board held a total of ten meetings. Each director attended 100% of the total number of meetings of the Board and 100% of the meetings of all Committees on which he served.

Audit Committee

During the fiscal year ended September 30, 2007, our Audit Committee originally consisted of our directors Richard B. Goodner, Joseph R. Mannes and Jay J. Shi. Mr. Mannes served as the chair of the Audit Committee and as our Audit Committee financial expert as that term is defined by the applicable SEC rules. On June 25, 2007, Messrs. Mannes and Shi resigned from the Board, and Charlene Spoede Budd and Chunzhi Zhang were elected to the Board. Each of Ms. Budd and Mr. Zhang were appointed to the Audit Committee, with Ms. Budd replacing Mr. Mannes as chair of the Audit Committee and as our Audit Committee financial expert. Each director who has served or is serving on our Audit Committee was or is “independent” as that term is defined under the Nasdaq listing standards at all times during their service on such Committee.

The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. During the fiscal year ended September 30, 2007, the Audit Committee held five meetings. The Audit Committee is responsible for, among other things:

•	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;
•	reviewing with our independent auditors any audit problems or difficulties and management’s response;
•	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act of 1933, as amended;
•	discussing the annual audited financial statements with management and our independent auditors;
•	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;
•	annually reviewing and reassessing the adequacy of our Audit Committee charter;
•	such other matters that are specifically delegated to our Audit Committee by our Board from time to time;
•	meeting separately and periodically with management and our internal and independent auditors; and
•	reporting regularly to the full Board.

Compensation Committee

During the fiscal year ended September 30, 2007, our Compensation Committee originally consisted of our directors Richard B. Goodner, Joseph R. Mannes and Jay J. Shi. On June 25, 2007, Ms. Budd and Mr. Zhang replaced Messrs. Mannes and Shi on the Compensation Committee, with Mr. Zhang replacing Mr. Shi as chair of the Compensation Committee. Each director who has served or is serving on our Compensation Committee was or is “independent” as that term is defined under the Nasdaq listing standards at all times during their service on such Committee.

Our Compensation Committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Our chief executive officer may not be present at any Committee meeting during which his compensation is deliberated. The Compensation Committee is permitted to delegate its authority in accordance with Nevada law unless prohibited by the Company’s by-laws or the Compensation Committee charter. The Compensation Committee held three meetings during the fiscal year ended September 30, 2007.

The Compensation Committee is responsible for, among other things:

•	approving and overseeing the compensation package for our executive officers;
•	reviewing and making recommendations to the Board with respect to the compensation of our directors;
•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer,
•	evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation; and
•
reviewing periodically and making recommendations to the Board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are independent directors, and all past members were independent directors at all times during their service on such Committee. None of the past or present members of our Compensation Committee are present or past employees or officers of ours or any of our subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended. None of our executive officers has served on the Board or Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

During the fiscal year ended September 30, 2007, our Nominating and Corporate Governance Committee originally consisted of our directors Richard B. Goodner, Joseph R. Mannes and Jay J. Shi. On June 25, 2007, Ms. Budd and Mr. Zhang replaced Messrs. Mannes and Shi on the Nominating and Corporate Governance Committee. Mr. Goodner continues to serve as chair of this Committee. Each director who has served or is serving on our Nominating and Corporate Governance Committee was or is “independent” as that term is defined under the Nasdaq listing standards at all times during their service on such Committee.

The Nominating and Corporate Governance Committee assists the Board in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees. The Nominating and Corporate Governance Committee did not meet separately during the fiscal year ended September 30, 2007. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;
•	reviewing annually with the Board the current composition of the Board in light of the characteristics of independence, age, skills, experience and availability of service to us;
•	identifying and recommending to the Board the directors to serve as members of the Board’s committees; and
•	monitoring compliance with our code of business conduct and ethics.

We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our stockholders. Pursuant to its charter, the Nominating and Corporate Governance Committee considers and makes recommendations to the Board with regard to possible conflicts of interest of Board members or management. The Board then makes a determination as to whether to approve the transaction.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. During the fiscal year ended September 30, 2007, there were no amendments to or waivers of our Code of Conduct. If we effect an amendment to, or waiver from, a provision of our Code of Conduct, we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on our Internet website at www.bak.com.cn or via a current report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2007

The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. Ms. Budd, the chair of the Audit Committee, is an “audit committee financial expert” within the meaning of Item 401(h) of SEC Regulation S-K. The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financing reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

During 2007, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2007, with Company management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant its independence.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for filing with the SEC.

/s/ The Audit Committee
Charlene Spoede Budd, Chair
Richard B. Goodner
Chunzhi Zhang

REPORT OF THE COMPENSATION COMMITTEE
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2007

The compensation of the Company’s executive officers is determined by the Compensation Committee of the Board. The Committee has three members, each of whom is independent of management. None of the members of the Committee has any insider or interlocking relationship with the Company, and each of them is a non-employee director, as these terms are defined in applicable rules and regulations of the SEC.

Compensation Philosophy

The Company’s executive compensation philosophy is to align the interests of executive management with shareholder interests and with the Company’s business strategy and success, through an integrated executive compensation program that considers short-term performance, the achievement of long-range strategic goals and growth in total shareholder value. The key elements of executive compensation are competitive base salary, annual incentives and equity participation. The aggregate compensation package is designed to attract and retain individuals critical to the long-term success of the Company, to motivate these persons to perform at their highest levels, and to reward exceptional performance.

Base Salary

Base salary levels for executive officers are determined not only on the basis of the Committee’s assessment of individual performance, but also on the total compensation, including salaries, paid by companies engaged in similar businesses, to persons holding equivalent positions. The Compensation Committee believes that any increases in base salary should be based upon a favorable evaluation of individual performance relative to individual goals, the functioning of the executive’s team within the corporate structure, success in furthering the corporate strategy and goals, and individual management skills, responsibilities and anticipated workload.

Apart from contractual commitments, the Compensation Committee also considers demonstrated loyalty and commitment and the competitive salaries offered by similar companies to attract and retain executives. Merit increases for executives are to be subject to the same budgetary guidelines as apply to any other employees. In those cases where an executive has entered into an employment agreement, the base salary is determined pursuant to the terms of the agreement, and renewals of contracts will be considered on the basis of the performance of the individual, the performance of the Company and the compensation philosophy of the Company.

Bonuses

The Company may pay bonuses to provide an incentive to executives and to reward executives based on the overall performance of the Company, as well as on the performance of each executive officer’s area of responsibility or operating group. Measures of performance are both financial and strategic. Financial elements are based on achieving quarterly and annual EBITDA targets and strategic elements include, but are limited to technological or quality improvements, improvements in operations and contributions to business success. The goals are also structured to provide the kinds of objectivity and checks and balances required to ensure compliance with SEC regulations and the Sarbanes-Oxley Act.

Equity Awards

In May 2005 the Board approved the Stock Option Plan to expand the number of employees eligible for equity awards so as to award equity more broadly and deeply throughout the organization and thus provide additional incentive to employees to maximize shareholder value. Executives are eligible for equity awards in the form of stock options and restricted stock units under the Plan. Awards are made at the discretion of the Compensation Committee. The number of shares awarded to any individual depends on individual performance, salary level and competitive data, and the impact that such employee’s productivity may make to shareholder value over time. In addition, in determining the number of stock options or restricted stock units granted to each executive, the Compensation Committee reviews the unvested options and units of each executive to determine the future benefits potentially available to the executive. The number of options or units granted will depend in part on the total number of unvested options and units deemed necessary to provide an incentive to that individual to make a long term commitment to remain with the Company. By giving to executives an equity interest in our company, the value of which depends upon stock performance, the policy seeks to further align management and shareholder interests. The Committee believes that using restricted stock units as part of the overall equity awards program better aligns the interest of management and shareholders as restricted stock units closely replicate the economic characteristics of capital stock.

The Plan currently authorizes the issuance of up to 4,000,000 shares of Common Stock. In September 2006, the Compensation Committee approved the cancellation of options for 1,400,000 shares of Common Stock previously granted to employees who are residents of the PRC. In December 2006, a total of 914,994 shares of restricted stock were granted as replacement awards for the cancelled options to the employees whose options had been terminated and who continued to be employed by the Company at that time. On June 25, 2007, the Compensation Committee approved the grant of options to purchase 1,501,500 shares of Common Stock to 111 employees. On January 28, 2008, the Compensation Committee also approved the grant of options to purchase 360,000 shares of Common Stock to three employees: Dr. Mao, the Company’s Chief Operating Officer and Chief Technology Officer and a member of the Company’s Board, Mr. Shen, the Company’s Chief Executive Officer and Secretary, and Mr. Broom, the Company’s Vice President of International OEM Business. On May 29, 2008, the Compensation Committee approved the grant of options to purchase a total of 1,250,000 shares of Common Stock to the Company’s Chief Executive Officer, Mr. Li, and five other employees. Issuance of the options to Mr. Li and the other five employees is subject to shareholder approval of the amendment of the Plan to increase the number of shares available for issuance thereunder.

/s/ The Compensation Committee
Chunzhi Zhang, Chair
Charlene Spoede Budd
Richard B. Goodner

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors of the Company and persons who own more than ten percent of the outstanding Common Stock to file with the SEC an initial report of ownership on Form 3 and changes in ownership on Forms 4 and 5. The reporting persons are also required to furnish the Company with copies of all forms they file.

Based solely on the review of copies of Forms 3, 4 and 5 furnished to the Company with respect to the fiscal year ended September 30, 2007, the Company has determined that its directors, officers and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements except as follows: (i) late Form 4 reports filed by each of Houde Liu and Shuquan Zhang on October 23, 2006 and by Yanlong Zou on October 20, 2006, in each case to report the cancellation of a stock option grant on September 28, 2006 of 50,000 shares of common stock pursuant to termination and release agreements entered into between us and each of Messrs. Liu, Zhang and Zou; (ii) late Form 3 reports filed by each of Joseph R. Mannes, Richard B. Goodner and Jay J. Shi on October 25, 2006, in each case to report his appointment as our director on May 12, 2006; (iii) late Form 4 reports filed by each of Messrs. Mannes, Goodner and Shi on October 25, 2006, in each case to report the grant of 5,000 restricted shares of our common stock pursuant to our Compensation Plan for Nonemployee Directors; (iv) late Form 4 report filed by Xiangqian Li on April 2, 2007, to report the release of 1,089,775 shares of common stock from escrow to investors pursuant to an escrow agreement between Mr. Li and such investors; (v) late Form 4 reports filed by each of Houde Liu, Yanlong Zou, Shuquan Zhang and Yongbin Han on April 2, 2007 to report the grant of 34,142, 34,142, 34,142 and 136,566 shares of restricted stock, respectively, on December 26, 2006; (vi) late Form 3 report filed by Zhongyi Deng on April 3, 2007 to report his appointment as our Vice-President of Business Development; and (vii) late Form 4 report filed by Mr. Li on June 5, 2008, to report the grant on May 29, 2008, of an option to purchase 1,080,000 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our PRC subsidiary, Shenzhen BAK Battery, Co., Ltd. (“Shenzhen BAK”) has several outstanding short term bank loans, long term bank loans and bills payable to (i) Agricultural Bank of China (Longgang/Shenzhen Eastern Branches), (ii) Shenzhen Ping An Bank (Shuibei Branch), (iii) Shenzhen Development Bank (Longgang Branch), (iv) China CITIC Bank, (v) Bank of China (Shenzhen Branch) and (vi) China Development Bank, respectively, the proceeds of which were used primarily to fund the operations of our manufacturing facility located at the BAK Industrial Park and for general working capital requirements. At March 31, 2008, we had aggregate amounts due and payable under these debt arrangements of $187.0 million, including short-term bank loans of $116.8 million, long-term bank loans of $8.5 million maturing within one year, long-term bank loans of $31.3 million maturing in over one year, and bills payable of $30.4 million. The debt arrangements bear interest at rates ranging from 5.751% to 8.217% per annum and have maturity dates ranging from six to forty-eight months. Each loan is guaranteed by Mr. Li, our director, Chairman, President and Chief Executive Officer. Mr. Li has also pledged certain of his shares of Common Stock to secure certain of our indebtedness. Mr. Li did not receive nor is entitled to receive any consideration for the above referenced guarantees, and we are not independently obligated to indemnify any of those guarantors for any amounts paid by them pursuant to any guarantee.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PKF to serve as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2008.

We are asking our stockholders to ratify the selection of PKF as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of PKF to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment by majority of the votes cast at the Meeting, the Audit Committee may reconsider this appointment.

The Company has been advised by PKF that neither the firm nor any of its associates had any relationship with the Company. Representatives of PKF will be available via teleconference during the Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Meeting.

Former Auditors

On May 15, 2006, the Company changed its independent registered public accounting firm from Schwartz Levitsky Feldman LLP (“SLF”) to KPMG. On July 7, 2006, the Board, acting upon the recommendation of the Audit Committee, ratified and authorized the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006. Subsequently, effective April 1, 2007, the Board dismissed KPMG and authorized the appointment of PKF as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

For the fiscal years ended September 30, 2005 and 2006, the Company’s principal accountants’ report on the Company’s financial statements did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s audit report, dated December 8, 2006, on the consolidated financial statements of the Company and its subsidiaries (the “Group”) as of and for the years ended September 30, 2006 and 2005, contained a separate paragraph stating that “As discussed in note 2(q) to the consolidated financial statements, on October 1, 2005, the Group adopted Statement of Financial Accounting Standards (‘SFAS’) No.123 (Revised 2004), “Share-Based Payment,” using the modified prospective method, representing a change in the Group’s method of accounting for stock-based compensation.” The audit report, dated August 22, 2006, of KPMG on the consolidated financial statements of the Group as of September 30, 2005 and 2004 and for the three-year period ended September 30, 2005, which was included in Amendment No. 3 to our Form 10-KSB/A for the fiscal year ended September 30, 2005, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s report contained a separate paragraph stating that “As described in Note 3 to the accompanying consolidated financial statements, the Company has restated the consolidated balance sheets as of September 30, 2004 and 2005 and the related consolidated statements of income and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2005, which were previously audited by other independent accountants, to correct certain accounting errors that were detected after the original issuance of those consolidated financial statements.” The audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of September 30, 2006, which is included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 (the “2006 Form 10-K”), did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that the Group did not maintain effective internal control over financial reporting as of September 30, 2006, because of the effect of material weaknesses, including those set forth below, described in such report and elsewhere in the 2006 Form 10-K.

During the fiscal years ended September 30, 2005 and 2006, there were no disagreements with the Company’s former accountants on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to such former accountant’s satisfaction, would have caused such former accountant to make reference in connection with their opinion to the subject matter of the disagreement. During the fiscal years ended September 30, 2005 and 2006, there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except that KPMG advised the Group of certain material weakness in its internal controls over financial reporting, which were reported by the Company under Item 9A. “Controls and Procedures” of the 2006 Form 10-K, to the effect that the Company had an insufficient complement of personnel, including in senior management, with a level of accounting knowledge, experience and training in the application of U.S. GAAP and did not implement adequate supervisory review to ensure that the consolidated financial statements were prepared in conformity with U.S. GAAP. The lack of sufficient personnel with such accounting knowledge, experience and training contributed to the following material weaknesses in the Group’s (i) accounting for capitalization of interest costs, and the related recognition of property, plant and equipment and depreciation expense; (ii) accounting for deferred taxes under U.S. GAAP, in particular the identification and measurement of differences between the respective tax and financial reporting bases of certain assets and liabilities and the determination of the applicable income tax rate to ensure that deferred taxes were accurately presented in the Group’s consolidated financial statements; (iii) accounting for the share-based compensation, in particular the accounting for cancellation and replacement of certain option grants and the classification of the associated share-based compensation expense in the consolidated statement of income and comprehensive income; (iv) the calculation of earnings per share in accordance with Statement of Financial Accounting Standards No. 128 “Earnings per Share,” in particular the identification of dilutive instruments in the calculation of diluted earnings per share; (v) accounting for the complete and accurate recognition of construction in progress assets; and (vi) accounting for construction in progress assets and the determination of depreciation expense when the assets are ready for their intended use.

Both KPMG and SLF were provided copies of the disclosures contained above.

Independent Registered Public Accounting Firm’s Fees

SLF and KPMG performed services for us in fiscal year ended September 30, 2006, and KPMG and PKF performed services for us in fiscal year ended September 30, 2007, related to financial statement audit work, quarterly reviews, audit of internal control over financial reporting and registration statements. Fees paid or payable to SLF, KPMG and PKF in fiscal years 2007 and 2006 were as follows:

	2007	2006
Audit fees	$223,630	$935,826
Audit-related fees	24,375	9,342
Tax fees	—	—
All other fees	—	—
Total	$248,005	$945,168

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our Audit Committee pre-approved the audit service performed by KPMG and PKF for our consolidated financial statements as of and for the year ended September 30, 2007, and our internal control over financial reporting as of September 30, 2007.

The Board of Directors recommends a vote FOR ratification of the selection of PKF as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008.

PROPOSAL 3

APPROVAL OF AMENDMENT OF THE COMPANY’S STOCK OPTION PLAN

Background

In May 2005, the Board adopted the China BAK Battery, Inc. Stock Option Plan. The Plan provides for equity-based awards to employees, non-employee directors, and certain non-employee advisors of the Company. The Company may grant stock options and restricted Common Stock to eligible participants under the Plan.

The maximum number of shares of Common Stock issuable under the Plan is 4 million shares. As of June 1, 2008, options to purchase approximately 2.2 million shares of Common Stock and 0.8 million shares of restricted stock had been granted under the Plan. Accordingly, of the 4 million shares of Common Stock available for issuance under the Incentive Plan, as of June 1, 2008, approximately 1.0 million shares remained available for issuance pursuant to future awards.

In addition, we are amending the definition of “Fair Market Value” in accordance with the requirements of Section 409A (“Section 409A”) of the U.S. Tax Code of 1985, as amended (the “Code”).

The Proposal

The Board of Directors has unanimously adopted a resolution declaring it advisable to increase the number of shares of Common Stock available for grants under the Plan by 4 million shares. The additional 4 million shares of Common Stock would be available for all types of awards authorized under the Plan. In connection with the increase, Section 1.7 of the Plan will be amended to delete the provision that, when an option is exercised in whole or in part, the number of shares of Common Stock then available for issuance under the Plan would be increased by a number of shares equal to the number of shares to which the exercise relates.

In addition, we are amending the definition of “Fair Market Value” under the Plan to provide that options granted to U.S. taxpayers be priced at grant date closing price of our Common Stock.

Reasons for the Amendment

The amendment to increase the number of shares available for grants would permit the Company to continue to grant equity awards to its employees, directors and agents under the Plan, as amended (the “Amended Plan”). The continued success of the Company depends on its ability to attract and retain directors and employees who are highly qualified and motivated. The Board believes that the Amended Plan promotes this objective by giving participants an opportunity to share in the success of the Company through equity ownership. The Amended Plan also is designed to create an identity of interests between the Company’s directors and employees and its stockholders by providing participants with appropriate incentives to build stockholder value.

Equity compensation is an important component of employees’ compensation package, particularly for the Company’s management. Most of the Company’s senior executives received annual salaries in 2007 of less than $40,000, so that the equity compensation component is particularly important to the Company’s ability to attract, retain and motivate qualified senior management.

Finally, the Plan must be brought into compliance with Code Section 409A by January 1, 2009. Accordingly, the Board has approved an amendment to the definition of “Fair Market Value” under Plan to require that options granted under the Plan to U.S. taxpayers be priced at the grant date closing price of our Common Stock.

Summary of the Amended Stock Option Plan

Below is a summary of the principal provisions of the Amended Plan, which summary is qualified in its entirety by reference to the full text of the Amendment, which is attached as Appendix A to this Proxy Statement, and the Plan, which is attached as Appendix B to this Proxy Statement. The Amended Plan is identical to the Plan, except for the increase in the number of shares that may be issued under the Amended Plan and the amendments to Section 1.7 and the definition of Fair Market Value described above. All terms used in the Summary but not defined herein have the meanings assigned to such terms in the Amended Plan.

Purpose. The purpose of the Amended Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant options to purchase Common Stock and restricted Common Stock of the Company to key employees, nonemployee directors, and advisors. The Amended Plan is designed to help the Company and its subsidiaries and affiliates attract and retain superior personnel for positions of substantial responsibility and to provide key employees, nonemployee directors, and advisors with an additional incentive to contribute to the success of the Company.

Options and Stock Granted Under the Amended Plan.  If an option terminates without being wholly exercised, new options may be granted hereunder covering the number of Amended Plan Shares to which such option termination relates.

Eligibility. Employees, nonemployee directors and advisors (individuals who are neither employees nor directors who perform substantial bona fide services to the Company) are eligible to participate in the Plan.

Administration. Administration of the Amended Plan is charged to a committee or committees appointed by the Board (the “Committee”). The Compensation Committee of the Board currently serves as the Committee of the Plan. The Committee has sole discretion and authority to determine which participants shall be granted options or restricted shares and the terms of such grants, to interpret the Amended Plan and any option or restricted stock agreement, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to modify or amend any option or restricted stock agreement or waive any conditions or restrictions applicable to any options (or the exercise thereof) or restricted stock, and to make all other determinations necessary or advisable for the administration of the Plan.

Limitation on Issuances of Amended Plan Shares. The maximum aggregate number of shares of Common Stock which may be issued under the Amended Plan shall during any given calendar year not exceed 5% of the total outstanding shares of the Company’s Common Stock during such calendar year.

Restricted Stock. The Committee shall have sole and complete authority to determine to whom shares of restricted stock shall be granted, the number of shares of restricted stock to be granted to each participant, the duration of the period during which, and the conditions under which, the restricted stock may be forfeited to the Company, and the other terms and conditions of such restricted stock. Dividends and other distributions paid on or in respect of any shares of restricted stock may be paid directly to the participant, or may be reinvested in additional shares of restricted stock as determined by the Committee in its sole discretion.

Adjustments Upon Changes in Capitalization. If the outstanding Common Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or any other increase, or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (but not including conversion of convertible securities issued by the Company), an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof that shall have been granted prior to any such change shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the options, but with a corresponding adjustment in the price for each share covered by the options.

Amendment and Termination. The Amended Plan shall terminate on May 17, 2055, unless provided otherwise in an agreement between the Company and an optionee with respect to one or more options. No option shall be granted under the Amended Plan after the date of termination. The Committee may at any time amend or revise the terms of the Plan, including the form and substance of option agreements to be used in connection herewith; provided that no amendment or revision may be made without the approval of the stockholders of the Company if such approval is required under applicable law or rule. No amendment, suspension or termination of the Amended Plan shall, without the consent of the individual who has received an option, alter or impair any of that individual’s rights or obligations under any option granted under the Amended Plan prior to that amendment, suspension or termination.

Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than fair market value at the time of the grant of the option, where “fair market value” means such value as determined by the Committee on the basis of such factors as it deems appropriate on the basis of the reported sales prices for the Common Stock over a ten business day period ending on the date for which such determination is relevant, as reported on the Nasdaq National Market System; provided that, with respect to U.S. taxpayers, “fair market value” shall mean the closing price of the Common Stock as reported on the Nasdaq National Market System on the date of grant or, if the Common Stock is not listed, the average of the bid and asked priced of the Common Stock on the date of grant.

Effect of Optionees’ Rights Upon Termination of Employment or Service with the Company. In the event an optionee ceases to be an employee, nonemployee director or advisor for any reason other than death, permanent disability or misconduct, unless provided in an option agreement or in connection with a corporate transaction (described below), then, the unvested portion of such optionee’s option shall terminate immediately and cease to remain outstanding and the vested portion shall immediately terminate at the beginning of the 31st day following termination of optionee’s service.

Effect of Optionees’ Rights Upon Death, Permanent Disability or Misconduct. In the event an optionee ceases to serve as an employee, nonemployee director or advisor due to death, permanent disability or misconduct, the optionee’s options may be exercised as follows:

Death. Except as otherwise limited by the Committee at the time of the grant of an option, if an optionee dies while serving as, or within three months after ceasing to be, an employee, nonemployee director or advisor, his or her option shall become fully exercisable on the date of his or her death and shall expire 12 months thereafter, unless by its terms it expires sooner or unless the Committee agrees, in its sole discretion, to further extend the term of such option.

Disability. If an optionee ceases to serve as an employee, nonemployee director or advisor as a result of permanent disability, his or her option shall become fully exercisable and shall expire 12 months thereafter, unless by its terms it expires sooner or, unless the Committee agrees, in its sole discretion, to extend the term of such option.

Misconduct. Should the optionee cease to be an employee, nonemployee director or advisor because of misconduct, his or her option, whether vested or unvested, shall terminate immediately.

Corporate Transactions. In the event of any Corporate Transaction (defined below), each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of Corporate Transaction, become fully exercisable. However, an outstanding option shall not so accelerate if: (i) such option is either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation or (iii) the acceleration of such option is subject to other limitations imposed by the Committee at the time of the option grant.

A “Corporation Transaction” is defined under the Amended Plan as either of the following stockholder-approved transactions to which the Company is a party: (i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or person different from the persons holding those securities immediately prior to such transaction or (ii.) the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

Immediately following the consummation of the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) as provided in Section VII of the Plan. The Committee shall have the discretion (i) to provide that any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate in the event the optionee’s service should subsequently terminate by reason of an involuntary termination within 18 months following the effective date of such Corporate Transaction and (ii) to provide for the automatic acceleration of one or more outstanding options upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporation Transaction.

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable.  In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, restricted stock, warrants and rights (a)		Weighted- average exercise price of outstanding options, restricted stock warrants rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,997,840	(1)	$4.59	1,002,160	(2)
Equity compensation plans not approved by security holders(3)	1,250,000		4.18	—

Total	4,247,840	(1)	$4.47	1,002,160	(1)

(1)
The Company granted options to purchase a total of 2,000,000 shares of common stock in May 2005. Of these options, options in respect of 170,000 shares of common stock were cancelled as of October 1, 2005. In the fiscal quarter ended September 30, 2007, options to purchase 30,000 shares of Common Stock were cancelled. In each case, the holders of the options terminated their employment with the Company. On September 22, 2006, the Compensation Committee approved the form of termination and release agreement for cancellation of 1,400,000 shares of stock options granted to the optionees who are residents of the PRC. The Compensation Committee also consented to adopt the terms and provisions for Restricted Stock Grant Agreement for the issuance of restricted shares and agreed to meet during the first quarter of fiscal year 2007 to determine an appropriate number of shares of restricted stock that will be granted to these optionees under the Plan (“the Replacement Awards”). Fair value of the Replacement Awards granted to each optionee approximated that of the stock options given up by each optionee. The Replacement Awards are classified as liability-classified awards until such time that the number of shares is determined. On September 28, 2006, options to purchase a total of 1,400,000 shares of our common stock were cancelled pursuant to termination and release agreements signed on that day. On December 26, 2006, pursuant to the restricted stock grant agreements signed between the Company and the respective optionees and based on the closing market price of the Company’s listed common stock on that day, a total of 914,994 shares of restricted stock were granted as Replacement Awards to the employees who gave up their stock options and continued to be employed by the Company on that date pursuant to restricted stock grant agreements. The fair value of the Replacement Awards granted to each optionee approximated that of such employee’s terminated stock options. The Compensation Committee ratified such grants on January 15, 2007. On June 25, 2007, the Company issued 1,501,500 options to 111 employees pursuant to the Plan. In accordance with the vesting provisions of the grants, the options will become vested and exercisable during the period from June 30, 2007 to February 9, 2012 according to each employee’s respective agreement. On January 28, 2008, the Compensation Committee approved the grant of 360,000 options to three employees: Dr. Mao, the Company’s Chief Operating Officer and Chief Technology Officer and a member of the Company’s Board, Mr. Shen, the Company’s Chief Executive Officer and Secretary, and Mr. Broom, the Company’s Vice President of International OEM Business. In accordance with the vesting provisions of the grants, the options will become vested and exercisable during the period from April 28, 2008 to January 28, 2011 according to each of the employee’s agreements respectively.

(2)
The Company is seeking stockholder approval to increase the number of shares of Common Stock available for future issuance under the Plan by 4 million shares. If stockholder approval is obtained, this number would be 3,752,160, which amount would reflect an increase by 4 million shares, and a reduction of 1,250,000 due to the issuance of the options to purchase 1,250,000 shares which are currently reflected in the table under the row entitled “Equity compensation plans not approved by security holders.”

(3)
On May 29, 2008, the Compensation Committee approved the grant of options to purchase a total of 1,250,000 shares of Common Stock to the Company’s Chief Executive Officer, Mr. Li, and five other employees. Issuance of the options to Mr. Li and the other five employees is subject to stockholder approval of the amendment of the Plan to increase the number of shares available for issuance thereunder.

Recommendation of the Board of Directors

The Board recommends that the stockholders vote “FOR” the amendment to the Plan to (i) increase by 4 million the number of shares of Common Stock available for awards under the Plan and the related amendment to Section 1.7 of the Plan and (ii) amend the definition of “Fair Market Value” in accordance with the requirements of Code Section 409A.

GENERAL

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at BAK Industrial Park, No. 1 BAK Street Kuichong Town, Longgang District, Shenzhen 518119, People’s Republic of China, no later than the close of business on January 29, 2009. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this Proxy Statement. A copy of our Annual Report on Form 10-K is also made available on our website at www.bak.com.cn after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

July 3, 2008	By Order of the Board of Directors

/s/ Tony Shen
Secretary

Appendix A
Amendment No. 1 to
China BAK Battery, Inc. Stock Option Plan

AMENDMENT NO. 1 TO THE
CHINA BAK BATTERY INC.
STOCK OPTION PLAN

WHEREAS, China BAK Battery, Inc. (the “Company”) maintains the China BAK Battery, Inc. Stock Option Plan; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company has been appointed as the Committee under the Plan; and

WHEREAS, Article 5.1 of the Plan provides that the Committee may amend the Plan, subject to stockholder approval of such amendment if such approval is required under applicable law; and

WHEREAS, the Committee now desires to amend the Plan to, among other things, increase the number of shares of Common Stock issuable under the Plan from 4,000,000 shares to 8,000,000 shares;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST: Section 1.6 of the Plan is amended to read in its entirety:

1.6 Maximum Number of Plan Shares. Subject to adjustment pursuant to the provisions of Section 5.2, and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Common Stock that may be issued and sold hereunder shall be 8,000,000. Notwithstanding the foregoing, the maximum aggregate number of shares of Company Common Stock which may be issued under the Plan shall during any given calendar year not exceed 5% of the total outstanding shares of Company Common Stock during such calendar year.

SECOND: The second sentence of Section 1.7 of the Plan is deleted such that Section 1.7 is amended to read in its entirety:

1.7 Options and Stock Granted Under Plan. If an Option terminates without being wholly exercised, new Options may be granted hereunder covering the number of Plan Shares to which such Option termination relates.

THIRD: The definition of “Fair Market Value” as set forth in Section 8.14 of the Plan shall be amended (i) to add at the phrase “; provided further that, with respect to any Optionee that is a U.S. taxpayer, Fair Market Value shall mean the closing price of the Common Stock as reported on such national securities exchange or the Nasdaq National Market System on the date of the applicable grant” the end of the first sentence of such definition, after “as the case may be” and immediately before the period and (ii) to add at the phrase “; provided that, with respect to any Optionee that is a U.S. taxpayer, Fair Market Value shall equal the mean between the closing bid and asked quotations for such stock on the date of the applicable grant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date of the applicable grant, then on the date nearest preceding such grant date for which such bid and asked quotations are available” the end of the second sentence of such definition, after “were available” and immediately before the period, such that Section 8.14 shall read in its entirety as follows:

8.14 “Fair Market Value” means such value as determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the Nasdaq National Market System, such value as shall be determined by the Committee on the basis of the reported sales prices for the Common Stock over a ten business day period ending on the date for which such determination is relevant, as reported on the national securities exchange or the Nasdaq National Market System, as the case may be; provided further that, with respect to any Optionee that is a U.S. taxpayer, Fair Market Value shall equal the closing price of the Common Stock as reported on such national securities exchange or the Nasdaq National Market System on the date of the applicable grant. If the Common Stock is not listed and traded upon a recognized securities exchange or on the Nasdaq National Market System, the Committee shall make a determination of Fair Market Value on a reasonable basis, which may include the mean between the closing bid and asked quotations for such stock on the date for which such determination is relevant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available; provided that, with respect to any Optionee that is a U.S. taxpayer, Fair Market Value shall equal the mean between the closing bid and asked quotations for such stock on the date of the applicable grant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date of the applicable grant, then on the date nearest preceding such grant date for which such bid and asked quotations are available.

FOURTH: Except as provided above, the Plan shall continue in full force and effect.

FIFTH: Any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the Plan.

SIXTH: This Amendment No. 1 to the Plan is subject to the approval of the stockholders of the Company and shall become effective upon such approval.

Appendix B
China BAK Battery, Inc. Stock Option Plan

CHINA BAK BATTERY, INC.
STOCK OPTION PLAN

ARTICLE I.
THE PLAN

1.1 Name. This Plan shall be known as the “China BAK Battery, Inc. Stock Option Plan.” Capitalized terms used herein are defined in Article VII hereof.

1.2 Purpose. The purpose of the Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant Options to purchase Common Stock and Restricted Stock of the Company to key Employees, Nonemployee Directors, and Advisors. The Plan is designed to help the Company and its subsidiaries and affiliates attract and retain superior personnel for positions of substantial responsibility and to provide key Employees, Nonemployee Directors, and Advisors with an additional incentive to contribute to the success of the Company.

This Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulatory or other guidance issued under such section. At the Effective Date of the Plan, additional guidance had yet to be promulgated by the Department of Treasury. Any terms of the Plan that conflict with such guidance shall be null and void as of the Effective Date. After such additional guidance is issued, the intent is to amend the Plan to delete any conflicting provisions and to add such other provisions as are required to fully comply with Section 409A and any other legislative or regulatory requirements applicable to the Plan. The Plan is also intended to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time, or any successor provision thereto (“Rule 16b-3”), and shall be construed to so comply. With respect to any restriction in the Plan that is based on the requirements of Rule 16b-3 or the rules of any exchange upon which the Company’s securities are listed or automated quotation system upon which the Company’s securities are quoted, or any other applicable law, rule or restriction, to the extent that any such restriction is no longer required, the Committee shall have the sole discretion and authority to remove such restrictions from the Plan and/or to waive them.

1.3 Effective Date. The Plan shall become effective upon the Effective Date.

1.4 Eligibility to Participate. Any key Employee, Nonemployee Director, or Advisor shall be eligible to participate in the Plan. Subject to the provisions of this Plan, the Committee may grant Options in accordance with such determinations as the Committee shall make from time to time in its sole discretion.

1.5 Shares Subject to the Plan. The shares of Common Stock to be issued pursuant to the Plan shall be either authorized and unissued shares of Common Stock or shares of Common Stock issued and thereafter acquired by the Company.

1.6 Maximum Number of Plan Shares. Subject to adjustment pursuant to the provisions of Section 5.2, and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Common Stock that may be issued and sold hereunder shall be 4,000,000. Notwithstanding the foregoing, the maximum aggregate number of shares of Company Common Stock which may be issued under the Plan shall during any given calendar year not exceed 5% of the total outstanding shares of Company Common Stock during such calendar year.

1.7 Options and Stock Granted Under Plan. If an Option terminates without being wholly exercised, new Options may be granted hereunder covering the number of Plan Shares to which such Option termination relates. Moreover, when an Option is exercised in whole or in part, the number of Plan Shares then available for issuance hereunder shall be increased by a number of shares equal to the number of Plan Shares to which the exercise relates.

1.8 Conditions Precedent. The Company shall not issue any certificate for Plan Shares pursuant to the Plan prior to fulfillment of all of the following conditions:

(a) The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Committee determines in its sole discretion that such listing is neither necessary nor advisable;

(b) The completion of any registration or other qualification of the offer or sale of the Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee shall in its sole discretion deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from stockholders of the Company and any federal or state governmental agency that the Committee shall in its sole discretion determine to be necessary or advisable.

1.9 Reservation of Shares of Common Stock. During the term of the Plan, the Company shall at all times reserve and keep available such number of shares of Common Stock as shall be necessary to satisfy the requirements of the Plan as to the number of Plan Shares. In addition, the Company shall from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority that is necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance of any Plan Shares shall relieve the Company of any liability in respect of the nonissuance of Plan Shares as to which the requisite authority shall not have been obtained.

1.10 Tax Withholding.

(a) Condition Precedent. The issuance of Plan Shares is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, such issuances, then the issuances shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Committee.

(b) Manner of Satisfying Withholding Obligation. When a participant is required by the Committee to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, such payment may be made (i) in cash, (ii) by check, (iii) if permitted by the Committee, by delivery to the Company of shares of Common Stock already owned by the participant having a Fair Market Value on the Tax Date equal to the amount required to be withheld, (iv) if permitted by the Committee, through the withholding by the Company of a portion of the Plan Shares acquired upon the exercise of the Options (if applicable) having a Fair Market Value on the Tax Date equal to the amount required to be withheld, or (v) in any other form of valid consideration, as permitted by the Committee in its discretion.

1.11 Exercise of Options.

(a) Method of Exercise. Each Option shall be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a Plan Share.

(b) Payment of Purchase Price. The purchase price of any Plan Shares purchased shall be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier’s check, (iii) if permitted by the Committee, by shares of Common Stock so long as the participant has not acquired the Common Stock from the Company within six (6) months prior to the date of exercise, (iv) if permitted by the Committee, by cash or certified or cashier’s check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, which note shall provide for full personal liability of the maker and shall contain such terms and provisions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Common Stock, (v) if approved by the Committee, in accordance with a cashless exercise program under which either (A) if so instructed by the participant, Plan Shares may be issued directly to the participant’s broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or (B) Plan Shares may be issued by the Company to a participant’s broker or dealer in consideration of such broker’s or dealer’s irrevocable commitment to pay to the Company that portion of the proceeds from the sale of such Plan Shares that is equal to the exercise price of the Option(s) relating to such Plan Shares, or (vi) in any other form of valid consideration, as permitted by the Committee in its discretion. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares shall be valued at the then Fair Market Value.

1.12 Written Notice Required. Any Option shall be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 1.11.

1.13 Compliance with Securities Laws. Plan Shares shall not be issued with respect to any Option unless the issuance and delivery of the Plan Shares and the exercise of an Option shall comply with all relevant provisions of state and federal law (including without limitation (i) the Securities Act and the rules and regulations promulgated thereunder, and (ii) the requirements of any stock exchange upon which the Plan Shares may then be listed) and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require a participant to furnish evidence satisfactory to the Company, including without limitation a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each participant shall consent to the imposition of a legend on the certificate representing the Plan Shares issued pursuant to the exercise of an Option restricting their transfer as required by law or this section.

1.14 Employment or Service of Optionee. Nothing in the Plan or in any Option or Restricted Stock granted hereunder shall confer upon any Employee any right to continued employment by the Company or any of its subsidiaries or affiliates or limit in any way the right of the Company or any of its subsidiaries or affiliates at any time to terminate or alter the terms of that employment. Nothing in the Plan or in any Option granted hereunder shall confer upon any Nonemployee Director or Advisor any right to continued service as a Nonemployee Director or Advisor of the Company or any of its subsidiaries or affiliates or limit in any way the right of the Company or any of its subsidiaries or affiliates at any time to terminate or alter the terms of that service.

1.15 Rights of Optionees Upon Termination of Employment or Service. In the event an Optionee ceases to be an Employee, Nonemployee Director, or Advisor for any reason other than death, Permanent Disability or Misconduct, unless provided in an Option Agreement or in Article VI hereof, then, the unvested portion of the Optionee’s Option shall terminate immediately and cease to remain outstanding and the vested portion shall immediately terminate at the beginning of the thirty-first (31st) day following termination of Optionee’s service. In the event an Optionee ceases to serve as an Employee, Nonemployee Director, or Advisor due to death, Permanent Disability or Misconduct, the Optionee’s Options may be exercised as follows:

(a) Death. Except as otherwise limited by the Committee at the time of the grant of an Option, if an Optionee dies while serving as an Employee, Nonemployee Director, or Advisor or within three months after ceasing to be an Employee, Nonemployee Director, Advisor, his or her Option shall become fully exercisable on the date of his or her death and shall expire 12 months thereafter, unless by its terms it expires sooner or unless, with respect to a Nonqualified Stock Option, the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Stock Option. During such period, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Optionee’s personal representative or by the distributees to whom the Optionee’s rights under the Option shall pass by will or by the laws of descent and distribution.

(b) Disability. If an Optionee ceases to serve as an Employee, Nonemployee Director, or Advisor as a result of Permanent Disability, the Optionee’s Option shall become fully exercisable and shall expire 12 months thereafter, unless by its terms it expires sooner or, unless, with respect to a Nonqualified Stock Option, the Committee agrees, in its sole discretion, to extend the term of such Nonqualified Stock Option.

(c) Misconduct. Should the Optionee cease to be an Employee, Nonemployee Director or Advisor because of Misconduct, the Optionee’s Option shall terminate whether vested or unvested immediately.

1.16 Transferability of Options. Except as the Committee may otherwise provide, Options shall not be transferable other than by will or the laws of descent and distribution or, with respect to Nonqualified Stock Options, pursuant to the terms of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. The designation by an Optionee of a beneficiary shall not constitute a transfer of the Option. The Committee may, in its discretion, provide in an Option Agreement that Nonqualified Stock Options granted hereunder may be transferred by the Optionee to members of his or her immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners.

1.17 Information to Participants. The Company shall furnish to each participant a copy of the annual report, proxy statements and all other reports (if any) sent to the Company’s stockholders. Upon written request, the Company shall furnish to each participant a copy of its most recent Form 10-K Annual Report (if any) and each quarterly report to stockholders issued (if any) since the end of the Company’s most recent fiscal year.

ARTICLE II.
ADMINISTRATION

2.1 Committee. The Plan shall be administered by a Committee, which shall be appointed by the Board. If the Board so elects, the Plan may be administered by different Committees with respect to different groups of participants. The Committee shall be constituted to satisfy applicable laws. Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to determine from time to time the Employees, Non-Employee Directors, and Advisors to whom Options shall be granted and the number of Plan Shares subject to each Option, to interpret the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each Option Agreement, to modify or amend any Option Agreement or waive any conditions or restrictions applicable to any Options (or the exercise thereof) or Restricted Stock, and to make all other determinations necessary or advisable for the administration of the Plan. The Board may remove any member of the Committee, with or without cause.

2.2 Majority Rule; Unanimous Written Consent. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.

2.3 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to Employees, Nonemployee Directors, and Advisors, their employment, death, Permanent Disability, or other termination of employment or other relationship with the Company, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

2.4 Exculpation of Committee. No member of the Committee shall be personally liable for, and the Company shall indemnify all members of the Committee and hold them harmless against, any claims resulting directly or indirectly from any action or inaction by the Committee pursuant to the Plan.

ARTICLE III.
NONQUALIFIED STOCK OPTIONS

3.1 Option Terms and Conditions. The terms and conditions of Options granted under this Article may differ from one another as the Committee shall, in its discretion, determine as long as all Options granted under this Article satisfy the requirements of this Article.

3.2 Duration of Options. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

3.3 Purchase Price. The purchase price for the Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.

3.4 Individual Option Agreements. Each Optionee receiving Options pursuant to this Article shall be required to enter into a written Option Agreement with the Company. In such Option Agreement, the Optionee shall agree to be bound by the terms and conditions of the Plan, the Options made pursuant hereto, and such other matters as the Committee deems appropriate.

ARTICLE IV.
RESTRICTED STOCK

4.1 Grant. Notwithstanding any provisions of the Plan to the contrary, the Committee shall have sole and complete authority to determine to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each participant, the duration of the period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Restricted Stock.

4.2 Dividends and Distributions. Dividends and other distributions paid on or in respect of any shares of Restricted Stock may be paid directly to the participant, or may be reinvested in additional shares of Restricted Stock as determined by the Committee in its sole discretion.

ARTICLE V.
TERMINATION, AMENDMENT, AND ADJUSTMENT

5.1 Termination and Amendment. The Plan shall terminate with respect to Nonqualified Stock Options on the date that is fifty years after the Effective Date unless provided otherwise in the option agreement. No Option shall be granted under the Plan after the respective date of termination. Subject to the limitations contained in this section, the Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Option Agreements to be used in connection herewith; provided that no amendment or revision may be made without the approval of the stockholders of the Company if such approval is required under the Code, Rule 16b-3, or any other applicable law or rule. No amendment, suspension, or termination of the Plan shall, without the consent of the individual who has received an Option, alter or impair any of that individual’s rights or obligations under any Option granted under the Plan prior to that amendment, suspension, or termination.

5.2 Adjustments. If the outstanding Common Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or any other increase, or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (but not including conversion of convertible securities issued by the Company), an appropriate and proportionate adjustment shall be made in the maximum number and kind of Plan Shares as to which Options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof that shall have been granted prior to any such change shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options, but with a corresponding adjustment in the price for each share covered by the Options. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

ARTICLE VI.
CORPORATE TRANSACTIONS;
CHANGES IN CAPITALIZATION; DISSOLUTION

6.1 Corporate Transactions. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding Option shall not so accelerate if and to the extent: (i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such Option is subject to other limitations imposed by the Committee at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

6.2 Termination. Immediately following the consummation of the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) as provided in this Section VII.

6.3 Assumption. Each Option which is assumed in connection with the Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the number and class of securities available for issuance under the Plan following consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding Option, provided the aggregate exercise price payable for such securities shall remain the same.

6.4 Subsequent Termination. The Committee shall have the discretion, exercisable at the time the Option is granted or at any time while the Option remains outstanding, to provide that any Options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate in the event the Optionee’s Service should subsequently terminate by reason of an involuntary termination within eighteen (18) months following the effective date of such Corporate Transaction. Any Options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the involuntary termination.

6.5 Automatic Acceleration. The Committee shall have the discretion, exercisable either at the time the Option is granted or at any time while the option remains outstanding to provide for the automatic acceleration of one or more outstanding Options upon the occurrence of a Corporate Transaction, whether or not those Options are to be assumed or replaced (or those repurchase rights are to be assigned) in the Corporation Transaction.

6.6 No Limitation on Actions. The grant of Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.7 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

ARTICLE VII.
MISCELLANEOUS

7.1 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any subsidiary or affiliate of the Company, nor shall the Plan preclude the Company or any subsidiary or affiliate thereof from establishing any other forms of incentive or other compensation plans.

7.2 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company and any subsidiary or affiliate of the Company that adopts the Plan.

7.3 Number and Gender. Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender.

7.4 Headings. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.

7.5 Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

7.6 Market Stand-Off. In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, the Optionee may not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares of Common Stock acquired upon exercise of an option granted under the Plan without the prior written consent of the Corporation or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be required to execute such agreements as the Corporation or the underwriters request in connection with the Market Stand-Off.

ARTICLE VIII.
DEFINITIONS

As used herein with initial capital letters, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

8.1 “Advisor” means any individual performing substantial bona fide services for the Company or any subsidiary or affiliate of the Company that has adopted the Plan who is not an Employee or a Director.

8.2 “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

8.3 “Board” means the Board of Directors of the Company.

8.4 “Code” means the Internal Revenue Code of 1986, as amended.

8.5 “Committee” means the Committee appointed in accordance with Section 2.1.

8.6 “Common Stock” means the Common Stock, par value $.001 per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

8.7 “Company” means China BAK Battery, Inc., a Nevada corporation.

8.8 “Corporate Transaction” means either of the following stockholder-approved transactions to which the Company is a party:

i. a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or person different from the persons holding those securities immediately prior to such transaction, or

ii. the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

8.9 “Director” means a member of the Board.

8.10 “Effective Date” means May 16, 2005.

8.11 “Employee” means an employee (as defined in Section 3401(c) of the Code and the regulations thereunder) of the Company or of any subsidiary or affiliate of the Company that adopts the Plan, including Officers.

8.12 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

8.13  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

8.14 “Fair Market Value” means such value as determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the Nasdaq National Market System, such value as shall be determined by the Committee on the basis of the reported sales prices for the Common Stock over a ten business day period ending on the date for which such determination is relevant, as reported on the national securities exchange or the Nasdaq National Market System, as the case may be. If the Common Stock is not listed and traded upon a recognized securities exchange or on the Nasdaq National Market System, the Committee shall make a determination of Fair Market Value on a reasonable basis, which may include the mean between the closing bid and asked quotations for such stock on the date for which such determination is relevant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.

8.15 “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company, or any other intentional misconduct or negligence by such person adversely affecting the business or affairs of the Company in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for the dismissal or discharge of any Optionee or other person in the service of the Company.

8.16 “Nonemployee Director” means a member of the Board who is not an Officer or Employee; provided that, as used in Section 2.1, the term “Non-Employee Director” shall have the meaning provided in that section.

8.17 “Nonqualified Stock Option” means an Option granted pursuant to Article III.

8.18 “Officer” means an officer of the Company or of any subsidiary or affiliate of the Company.

8.19 “Option” means a Nonqualified Stock Option.

8.20 “Optionee” means an Employee, Nonemployee Director, or Advisor to whom an Option has been granted hereunder.

8.21 “Option Agreement” means an agreement between the Company and an Optionee with respect to one or more Options.

8.22 “Permanent Disability” has the same meaning as that provided in Section 22(e)(3) of the Code.

8.23 “Plan” means the China BAK Battery, Inc. Stock Option Plan, as amended from time to time.

8.24 “Plan Shares” means shares of Common Stock issuable pursuant to the Plan.

8.25 “Restricted Stock” means any shares granted under Article IV of the Plan.

8.26 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

8.27 “Securities Act” means the Securities Act of 1933, as amended.

8.28 “Tax Date” means the date on which the amount of tax to be withheld is determined.

CHINA BAK BATTERY, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 28, 2008

Annual Meeting Proxy Card

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of CHINA BAK BATTERY, INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated July 3, 2008, and hereby constitutes and appoints Mr. Xiangqian Li, the Company’s Chairman, President and Chief Executive Officer, and Mr. Tony Shen, the Company’s Chief Financial Officer, Secretary and Treasurer, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders to be held on July 28, 2008, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below: ☐

Xiangqian Li
Huanyu Mao
Richard B. Goodner
Charlene Spoede Budd
Chunzhi Zhang

Withhold authority for the following:

☐ Xiangqian Li
☐ Huanyu Mao
☐ Richard B. Goodner
☐ Charlene Spoede Budd
☐ Chunzhi Zhang

2.	Approve the ratification of PKF as the Company’s accountant for fiscal year 2008.

FOR ☐                                                           AGAINST ☐                                                           ABSTAIN ☐

3.
Approve the proposal to amend the Company’s Stock Option Plan to (i) increase the number of shares of the Company’s Common Stock available for grants of options and other stock-based awards under such plan and make a related amendment to Section 1.7 of such plan and (ii) amend the definition of “Fair Market Value” under such plan.

FOR ☐                                                           AGAINST ☐                                                           ABSTAIN ☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF PKF AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED JULY 3, 2008 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated July 3, 2008, and the 2007 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name ______________________________________________

Name (if joint)
____________________________________

Date _____________, 2008

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.